UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 27, 2024

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

Delaware	0-26680	59-2506879
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26133 US Highway 19 North, Suite 300 Clearwater, Florida	33763-2017
(Address of Principal Executive Offices)	(Zip Code)

(727) 726-0763

(Registrant’s telephone number, Including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NICK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 27, 2024, Michael Rost departed as Chief Executive Officer of Nicholas Financial, Inc. (the “Company”). Mr. Rost departed pursuant to the terms of his employment arrangements with the Company and in conjunction with the Company’s full exit from the auto finance business. There were no disagreements between Mr. Rost and the Company. His departure is not related to the operations, policies or practices of the Company.

On September 27, 2024, the Board of Directors of the Company announced the appointment of Jeffrey Royal as the Chief Executive Officer of the Company.

Mr. Royal, age 48, has served as a director of the Company since October 2017 and as Chairman since January 17, 2019. Since January 2006, Mr. Royal has been the CEO of Dundee Bank located in Omaha, Nebraska. Mr. Royal also serves as a director for Boston Omaha Corporation (BOC). Mr. Royal received both his Bachelor’s and Master’s degree in Business Administration from Creighton University.

The Company and Mr. Royal have entered into an employment agreement dated as of September 27, 2024. The term of the employment agreement is 2 years. Mr. Royal will receive an annual base salary of $300,000 which will be paid quarterly in the form of Company stock based on the average share price over the previous quarter. Mr. Royal will be eligible to receive a discretionary bonus annually as determined by the Compensation Committee. Additionally, the Company has agreed to match additional purchases of Company stock up to 30,000 shares in the aggregate over the term of his employment agreement. The foregoing description of the agreement is qualified in its entirety by reference to the employment agreement, which is filed with this Form 8-K as Exhibit 10.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of September 27, 2024, the Company amended its Certificate of Incorporation to change its name from “Nicholas Financial, Inc.” to “Old Market Capital Corporation” by filing a Certificate of Amendment to Certificate of Incorporation with the Delaware Secretary of State. A copy of the Certificate of Amendment is included with this Form 8-K as Exhibit 3.1.

Item 5.07. Submission of Matters to a Vote of Security Holders

Election of Directors

	Shares Voted For	Shares Withholding
		Authority
Jeffrey Royal	4,426,945	159,826
Mark Hutchins	4,425,042	161,729
Adam Peterson	4,531,315	53,814
Brendan Keating	4,456,269	130,502
Jeremy Zhu	3,647,734.	936,240

Ratification of Appointment of FORVIS, LLP as Independent Auditors

Shares Voted For	Shares Voted Against	Shares Abstaining
5,258,546	73,547.	707

Advisory Vote on Executive Compensation (“Say on Pay”)

Shares Voted For	Shares Voted Against	Shares Abstaining
4,451,995	127,510	7,266

Item 7.01 Regulation FD Disclosure.

On September 27, 2024, the Company issued a press release in connection with the events reported herein and the Chief Executive Officer provided a letter to stockholders. A copy of the press release and the letter are furnished as Exhibit 99-1 and Exhibit 99.2, respectively.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01, Exhibit 99.1 and Exhibit 99.2 hereto is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, except as otherwise expressly stated in such filing.

The statements contained in this Current Report on Form 8-K that are purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 31E of the Securities Act of 1934, including statements regarding the Company’s expectations, hopes, beliefs, intentions, or strategies regarding the future which constitute forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Item 8.01. Other Events.

Effective as of the market open on Monday, September 30, 2024, the Company’s ticker symbol on the Nasdaq Global Select Market will change from “NICK” to “OMCC”.

On September 27, 2024, the Company announced it has moved its Corporate Headquarters from 26133 U.S. Hwy 19 North, Suite 300, Clearwater, FL,33763 to 1601 Dodge St., Suite 3350, Omaha, NE, 68102 and the telephone number at its new office will remain the same for the time being.

The Registrant is filing the exhibits listed in Item 9.01(d) below in connection with the matters set forth therein.

Item 9.01 Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits:

Exhibit #	Description

3.1	Certificate of Amendment to Certificate of Incorporation
10.1	Employment Agreement dated September 27, 2024 between Nicholas Financial, Inc. and Jeffrey Royal
99.1	Press Release of the Company, dated September 27, 2024
99.2	Letter to Stockholders from the Chief Executive Officer, dated September 27, 2024

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: September 27, 2024	/s/ Charles Krebs
Charles Krebs
Chief Financial Officer (Principal Financial Officer)